January 7, 2007

For Immediate Release

Sport Supply Group, Inc. Sees Stronger Than Expected Q208 on Accelerated Sales Growth

•	Company Sees Q208 Profit and Near Double Digit Top-Line Growth

•	Company Anticipates it will Beat Consensus Analyst Revenue and EPS Estimates

•	Company Announces $10.0 Million Stock Repurchase Program

Dallas, TX. Sport Supply Group, Inc. (AMEX: RBI) today announced that based on preliminary data for the recently completed second quarter ended December 31, 2007, the Company believes it will exceed current analyst consensus revenue and EPS estimates and produce a profitable second quarter. The Company also announced that its Board of Directors authorized the repurchase of up to $10.0 million worth of the Company’s common stock.

Adam Blumenfeld, Chairman and CEO stated: “I am very pleased with our recent operational and financial performance.  Preliminary estimates for the second quarter highlight strong results, and we expect to report year-over-year sales growth for the quarter of approximately 8-10%.  Additionally, in what is traditionally the year’s most challenging seasonal period, we expect the company produced a profit for the full quarter, which is a significant improvement over the comparable year ago period, when the Company reported a loss of ($.09) per fully diluted share.  I believe this relative performance demonstrates how we intend to leverage our scale and platform to generate profitable revenue growth, even in weaker periods. Strength was evident platform-wide with most notable contributions coming from strong team uniform and footwear sales from our Road Sales Group; solid sales and margin performance from our Catalog Group, strong “B2C” or Business-to-Consumer ecommerce sales during the holiday season, and Company-wide success in controlling operating expenses.”

Commenting on the share repurchase plan, Mr. Blumenfeld noted: “We believe shares of Sport Supply Group are undervalued at current levels, and accordingly have authorized the repurchase of up to $10.0 Million of common stock from time to time, subject to price and availability of shares. Recent volatility has, in our view, dislocated the price of the stock from both its operating and franchise value. As recently noted, we know of no corporate development which would explain the decrease in our stock price. Our balance sheet – with more than $7.0 million in cash on-hand as of December 31 plus a sizeable untapped credit facility — allows us the flexibility to repurchase shares for the benefit of the Company and its shareholders.”

The Company expects to report Q208 results towards the end of January and will issue a press release indicating the exact release date and conference call information.

Sport Supply Group Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, 160 direct sales professionals and a family of company-controlled websites.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Sport Supply Group’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, and certain other additional factors described in Sport Supply Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Sport Supply Group’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Sport Supply Group is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:
Sport Supply Group, Inc., Dallas
Adam Blumenfeld, 972-243-0879